As filed with the Securities and Exchange Commission on September 18, 2009
Registration No. 333-152514

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 8 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SELECT MEDICAL HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	8060	20-1764048
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road
Mechanicsburg, Pennsylvania 17055
(717) 972-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael E. Tarvin, Esq.
Executive Vice President, General Counsel and Secretary
4714 Gettysburg Road
P.O. Box 2034
Mechanicsburg, Pennsylvania 17055
(717) 972-1100
(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stephen M. Leitzell, Esq. Dechert LLP Cira Centre 2929 Arch Street Philadelphia, Pennsylvania 19104 (215) 994-4000	Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate	Amount of
Securities to be Registered	Offering Price(1)(2)	Registration Fee
Common Stock, par value $0.001 per share	$460,000,000	$25,668(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Including shares of common stock which may be purchased by the underwriters to cover over-allotments, if any.

(3)	The registration fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discount, payable by the registrant in connection with the sale of the common stock being registered. All amounts shown are estimates, other than the SEC registration fee, the FINRA filing fee and the New York Stock Exchange listing fee.

SEC registration fee	$30,435
FINRA filing fee	58,000
New York Stock Exchange listing fee	250,000
Accounting fees and expenses	400,000
Legal fees and expenses	1,940,000
Printing and engraving expenses	470,000
Transfer agent fees	5,000
Miscellaneous	146,565

Total	$3,300,000

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who is or was a director, officer, employee or agent of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

As permitted by the DGCL, our restated certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; (3) under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or (4) arising as a result of any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, our amended and restated bylaws provide that (i) we are required to indemnify our directors and officers to the fullest extent permitted by applicable law; (ii) we are permitted to indemnify our other employees to the extent permitted by applicable statutory law; (iii) we are required to advance expenses to our directors and officers in connection with any legal proceeding, subject to the provisions of applicable statutory law; and (iv) the rights conferred in our bylaws are not exclusive.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. We expect to obtain liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity.

Reference is made to the form of underwriting agreement filed as Exhibit 1.1 hereto for provisions providing that the underwriters are obligated under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

Except as set forth below, in the three years preceding the filing of this registration statement, we have not issued any securities that were not registered under the Securities Act.

1. From February 15, 2006 through March 3, 2009, we granted to our employees and medical directors options to purchase an aggregate of 1,134,866 shares of our common stock under our 2005 Equity Incentive Plan at exercise prices ranging from $3.33 to $10.00 per share. The stock options described above were made under written compensatory plans or agreements in reliance on the exemption from registration pursuant to Rule 701 under the Securities Act or pursuant to Section 4(2) of the Securities Act.

2. From August 10, 2005 through August 12, 2009, we granted to our non-employee directors options to purchase an aggregate of 63,000 shares of our common stock under our 2005 Equity Incentive Plan for Non-Employee Directors at exercise prices ranging from $3.33 to $10.00 per share. The stock options described above were made under written compensatory plans or agreements in reliance on the exemption from registration pursuant to Rule 701 under the Securities Act or pursuant to Section 4(2) of the Securities Act.

3. From May 14, 2007 through June 24, 2009, we sold and issued to our employees an aggregate of 47,000 shares of our common stock pursuant to option exercises under our 2005 Equity Incentive Plan at prices ranging from $3.33 to $8.33 per share for an aggregate purchase price of $180,666. The issuance of common stock described above was made under written compensatory plans or agreements in reliance on the exemption from registration pursuant to Rule 701 under the Securities Act or pursuant to Section 4(2) of the Securities Act.

4. From July 22, 2005 through August 12, 2009, we awarded to our employees an aggregate of 3,311,607 shares of our restricted common stock under our 2005 Equity Incentive Plan. The awards of restricted common stock described above were made under written compensatory plans or agreements in reliance on the exemption from registration pursuant to Rule 701 under the Securities Act or pursuant to Section 4(2) of the Securities Act.

5. On February 13, 2007, we granted to an employee 60,000 shares of our restricted common stock under our 2005 Equity Incentive Plan at a purchase price of $3.33 per share for an aggregate purchase price of $200,000. The grant of restricted common stock described above was made under written compensatory plans or agreements in reliance on the exemption from registration pursuant to Rule 701 under the Securities Act or pursuant to Section 4(2) of the Securities Act.

6. On July 31, 2005, we issued and sold to our directors an aggregate of 108,000 shares of common stock at a purchase price of $3.33 per share for an aggregate purchase price of $360,000. We also issued and sold to our directors an aggregate of 53,531.60 shares of preferred stock at a purchase price of $26.90 per share for an aggregate purchase price of $1,440,000. The issuance of common and preferred stock described above was made in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The recipients of securities in such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients either received adequate information about us or had adequate access, through their relationships with us, to such information.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
Number	Document

1.1	Form of Underwriting Agreement.

Exhibit
Number	Document

2.1	Stock Purchase Agreement, dated as of January 27, 2007, between HealthSouth Corporation and Select Medical Corporation, incorporated by reference to Exhibit 2.1 of Select Medical Corporation’s Current Report on Form 8-K filed January 30, 2007 (Reg. No. 001-31441).
2.2	Letter Agreement, dated as of May 1, 2007, between HealthSouth Corporation and Select Medical Corporation, incorporated by reference to Exhibit 2.2 of Select Medical Corporation’s Current Report on Form 8-K filed May 7, 2007 (Reg. No. 001-31441).
2.3	Acquisition Agreement, dated as of December 23, 2005, between Select Medical Corporation, SLMC Finance Corporation and Callisto Capital L.P., incorporated by reference to Exhibit 2.1 of Select Medical Corporation’s Current Report on Form 8-K filed December 28, 2005 (Reg. No. 001-31441).
2.4	Amendment to Acquisition Agreement, dated as of February 9, 2006, among Select Medical Corporation, SLMC Finance Corporation, Callisto Capital L.P. and Canadian Back Institute Limited, incorporated by reference to Exhibit 2.1 of Select Medical Corporation’s Current Report on Form 8-K filed February 10, 2006 (Reg. No. 001-31441).
3.3	Restated Certificate of Incorporation of Select Medical Holdings Corporation.
3.4	Amended and Restated Bylaws of Select Medical Holdings Corporation.
4.1	Registration Rights Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Welsh, Carson, Anderson & Stowe IX, L.P., WCAS Capital Partners IV, L.P., each of the entities and individuals listed on Schedule I thereto and each of the other entities and individuals from time to time listed on Schedule II thereto, incorporated by reference to Exhibit 10.77 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
5.1	Opinion of Dechert LLP.
10.1	Credit Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Select Medical Corporation, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Syndication Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC Inc., as Co-Documentation Agents, incorporated by reference to Exhibit 10.1 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.2	Guarantee and Collateral Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Select Medical Corporation, the Subsidiaries of Select Medical Corporation identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent, incorporated by reference to Exhibit 10.2 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.3	Amended and Restated Senior Management Agreement, dated as of May 7, 1997, between Select Medical Corporation, John Ortenzio, Martin Ortenzio, Select Investments II, Select Partners, L.P. and Rocco Ortenzio, incorporated by reference to Exhibit 10.34 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.4	Amendment No. 1, dated as of January 1, 2000, to Amended and Restated Senior Management Agreement, dated as of May 7, 1997, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.35 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.5	Employment Agreement, dated as of March 1, 2000, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.16 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.6	Amendment No. 1 to Employment Agreement, dated as of August 8, 2000, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.17 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.7	Amendment No. 2 to Employment Agreement, dated as of February 23, 2001, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.47 of Select Medical Corporation’s Registration Statement on Form S-1 March 30, 2001 (Reg. No. 333-48856).

Exhibit
Number		Document

10.8		Amendment No. 3 to Employment Agreement, dated as of April 24, 2001, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.50 of Select Medical Corporation’s Registration Statement on Form S-4 filed June 26, 2001 (Reg. No. 333-63828).
10.9		Amendment No. 4 to Employment Agreement, dated as of September 17, 2001, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.52 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.10		Amendment No. 5 to Employment Agreement, dated as of February 24, 2005, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.10 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10	.11**	Restricted Stock Award Agreement, dated as of February 24, 2005, between Select Medical Holdings Corporation and Rocco A. Ortenzio.
10	.12**	Restricted Stock Award Agreement, dated as of November 8, 2005, between Select Medical Holdings Corporation and Rocco A. Ortenzio.
10.13		Employment Agreement, dated as of March 1, 2000, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.14 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.14		Amendment No. 1 to Employment Agreement, dated as of August 8, 2000, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.15 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.15		Amendment No. 2 to Employment Agreement, dated as of February 23, 2001, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.48 of Select Medical Corporation’s Registration Statement on Form S-1 filed March 30, 2001 (Reg. No. 333-48856).
10.16		Amendment No. 3 to Employment Agreement, dated as of September 17, 2001, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.53 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.17		Amendment No. 4 to Employment Agreement, dated as of December 10, 2004, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 99.3 of Select Medical Corporation’s Current Report on Form 8-K filed December 16, 2004 (Reg. No. 001-31441).
10.18		Amendment No. 5 to Employment Agreement, dated as of February 24, 2005, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.16 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10	.19**	Restricted Stock Award Agreement, dated as of February 24, 2005, between Select Medical Holdings Corporation and Robert A. Ortenzio.
10	.20**	Restricted Stock Award Agreement, dated as of November 8, 2005, between Select Medical Holdings Corporation and Robert A. Ortenzio.
10.21		Employment Agreement, dated as of March 1, 2000, between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.19 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.22		Amendment No. 1 to Employment Agreement, dated as of August 8, 2000, between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.20 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.23		Amendment No. 2 to Employment Agreement, dated as of February 23, 2001, between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.49 of Select Medical Corporation’s Registration Statement on Form S-1 filed March 30, 2001 (Reg. No. 333-48856).

Exhibit
Number		Document

10.24		Amendment No. 3 to Employment Agreement, dated as of December 10, 2004, between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 99.2 of Select Medical Corporation’s Current Report on Form 8-K filed December 16, 2004 (Reg. No. 001-31441).
10.25		Amendment No. 4 to Employment Agreement, dated as of February 24, 2005, between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.21 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.26		Amendment No. 5 to Employment Agreement, dated as of April 27, 2005, between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.46 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10	.27**	Amendment No. 6 to Employment Agreement, dated as of February 13, 2008, between Select Medical Corporation and Patricia A. Rice.
10	.28**	Restricted Stock Award Agreement, dated as of February 24, 2005, between Select Medical Corporation and Patricia A. Rice.
10	.29**	Amendment No. 1 to Restricted Stock Award Agreement, dated as of February 13, 2008, between Select Medical Corporation and Patricia A. Rice.
10.30		Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.11 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.31		Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.52 of Select Medical Corporation’s Registration Statement on Form S-1 filed March 30, 2001 (Reg. No. 333-48856).
10.32		Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.24 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10	.33**	Restricted Stock Award Agreement, dated as of February 24, 2005, between Select Medical Holdings Corporation and Martin F. Jackson.
10.34		Employment Agreement, dated as of December 16, 1998, between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.8 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.35		First Amendment to Employment Agreement, dated as of October 15, 2000 between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.33 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.36		Change of Control Agreement, dated as of November 21, 2001, between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.61 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.37		Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.28 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.38		Other Senior Management Agreement, dated as of June 2, 1997, between Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.9 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.39		Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.10 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.40		Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.53 of Select Medical Corporation’s Registration Statement on Form S-1 filed March 30, 2001 (Reg. No. 333-48856).

Exhibit
Number		Document

10.41		Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.32 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10	.42**	Restricted Stock Award Agreement, dated as of February 24, 2005, between Select Medical Holdings Corporation and S. Frank Fritsch.
10.43		Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.58 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.44		Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.59 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.45		Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.35 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.46		Other Senior Management Agreement, dated as of March 28, 1997, between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.21 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.47		Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.22 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.48		Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.54 of Select Medical Corporation’s Registration Statement on Form S-1 filed March 30, 2001 (Reg. No. 333-48856).
10.49		Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.39 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.50		Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.56 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.51		Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.57 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.52		Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.42 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.53		Fifth Amendment to Employment Agreement, dated as of April 18, 2005, between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.43 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10	.54**	Form of Unit Award Agreement.
10.55		Consulting Agreement, dated as of January 1, 2004, between Select Medical Corporation and Thomas A. Scully, incorporated by reference to Exhibit 10.1 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 (Reg. No. 001-31441).
10.56		First Amendment to Consulting Agreement, dated as of April 18, 2005, between Select Medical Corporation and Thomas A. Scully, incorporated by reference to Exhibit 10.45 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).

Exhibit
Number		Document

10.57		Office Lease Agreement, dated as of May 18, 1999, between Select Medical Corporation and Old Gettysburg Associates, incorporated by reference to Exhibit 10.24 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.58		First Addendum to Lease Agreement, dated as of June 1999, between Select Medical Corporation and Old Gettysburg Associates, incorporated by reference to Exhibit 10.25 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.59		Second Addendum to Lease Agreement, dated as of February 1, 2000, between Select Medical Corporation and Old Gettysburg Associates, incorporated by reference to Exhibit 10.26 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.60		Third Addendum to Lease Agreement, dated as of May 17, 2001, between Select Medical Corporation and Old Gettysburg Associates, incorporated by reference to Exhibit 10.52 of Select Medical Corporation’s Registration Statement on Form S-4 filed June 26, 2001 (Reg. No. 333-63828).
10.61		Fourth Addendum to Lease Agreement, dated as of September 1, 2001, by and between Old Gettysburg Associates and Select Medical Corporation, incorporated by reference to Exhibit 10.54 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.62		Fifth Addendum to Lease Agreement, dated as of February 19, 2004, by and between Old Gettysburg Associates and Select Medical Corporation, incorporated by reference to Exhibit 10.59 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10	.63**	Sixth Addendum to Lease Agreement, dated as of April 25, 2008, by and between Old Gettysburg Associates and Select Medical Corporation.
10.64		Office Lease Agreement, dated as of June 17, 1999, between Select Medical Corporation and Old Gettysburg Associates III, incorporated by reference to Exhibit 10.27 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10	.65**	First Addendum to Lease Agreement, dated as of April 25, 2008, between Old Gettysburg Associates III and Select Medical Corporation.
10.66		Office Lease Agreement, dated as of May 15, 2001, by and between Select Medical Corporation and Old Gettysburg Associates II, incorporated by reference to Exhibit 10.53 of Select Medical Corporation’s Registration Statement on Form S-4 filed June 26, 2001 (Reg. No. 333-63828).
10.67		First Addendum to Lease Agreement, dated as of February 26, 2002, by and between Old Gettysburg Associates II and Select Medical Corporation, incorporated by reference to Exhibit 10.2 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (Reg. No. 000-32499).
10.68		Second Addendum to Lease Agreement, dated as of February 26, 2002, by and between Old Gettysburg Associates II and Select Medical Corporation, incorporated by reference to Exhibit 10.3 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (Reg. No. 000-32499).
10.69		Third Addendum to Lease Agreement, dated as of February 26, 2002, by and between Old Gettysburg Associates II and Select Medical Corporation, incorporated by reference to Exhibit 10.4 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (Reg. No. 000-32499).
10	.70**	Fourth Addendum to Lease Agreement, dated as of October 1, 2008, by and between Old Gettysburg Associates II and Select Medical Corporation.
10	.71**	Fifth Addendum to Lease Agreement, dated April 13, 2009, by and between Old Gettysburg Associates II and Select Medical Corporation.

Exhibit
Number		Document

10.72		Office Lease Agreement, dated as of October 29, 2003, by and between Select Medical Corporation and Old Gettysburg Associates, incorporated by reference to Exhibit 10.74 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Reg. No. 001-31441).
10	.73**	First Addendum to Lease Agreement, dated November 1, 2008, by and between Select Medical Corporation and Old Gettysburg Associates.
10	.74**	Second Addendum to Lease Agreement, dated April 13, 2009, by and between Select Medical Corporation and Old Gettysburg Associates.
10.75		Office Lease Agreement, dated as of October 29, 2003, by and between Select Medical Corporation and Old Gettysburg Associates II, incorporated by reference to Exhibit 10.75 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Reg. No. 001-31441).
10	.76**	First Addendum to Lease Agreement, dated October 1, 2008, by and between Select Medical Corporation and Old Gettysburg Associates II.
10	.77**	Second Addendum to Lease Agreement, dated April 13, 2009, by and between Select Medical Corporation and Old Gettysburg Associates II, LP.
10.78		Office Lease Agreement, dated as of March 19, 2004, by and between Select Medical Corporation and Old Gettysburg Associates II, incorporated by reference to Exhibit 10.3 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 (Reg. No. 001-31441).
10.79		Office Lease Agreement, dated as of March 19, 2004, by and between Select Medical Corporation and Old Gettysburg Associates, incorporated by reference to Exhibit 10.4 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 (Reg. No. 001-31441).
10	.80**	First Addendum to Lease Agreement, dated March 6, 2009, by and between Old Gettysburg Associates II, LP and Select Medical Corporation.
10	.81**	Second Addendum to Lease Agreement, dated April 13, 2009, by and between Old Gettysburg Associates II, LP and Select Medical Corporation.
10.82		Office Lease Agreement, dated August 25, 2006, between Old Gettysburg Associates IV, L.P. and Select Medical Corporation, incorporated by reference to Exhibit 10.1 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (Reg. No. 001-31441).
10.83		Office Lease Agreement, dated August 10, 2005, among Old Gettysburg Associates II and Select Medical Corporation, incorporated by reference to Exhibit 10.1 of Select Medical Corporation’s Current Report on Form 8-K filed August 16, 2005 (Reg. No. 001-31441).
10	.84**	First Addendum to Lease Agreement, dated April 13, 2009, by and between Old Gettysburg Associates II and Select Medical Corporation.
10	.85**	Office Lease Agreement, dated October 5, 2006, by and between Select Medical Corporation and Old Gettysburg Associates.
10.86		Naming, Promotional and Sponsorship Agreement, dated as of October 1, 1997, between NovaCare, Inc. and the Philadelphia Eagles Limited Partnership, assumed by Select Medical Corporation in a Consent and Assumption Agreement dated November 19, 1999 by and among NovaCare, Inc., Select Medical Corporation and the Philadelphia Eagles Limited Partnership, incorporated by reference to Exhibit 10.36 of Select Medical Corporation’s Registration Statement on Form S-1 filed December 7, 2000 (Reg. No. 333-48856).
10.87		First Amendment to Naming, Promotional and Sponsorship Agreement, dated as of January 1, 2004, between Select Medical Corporation and Philadelphia Eagles, LLC, incorporated by reference to Exhibit 10.63 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10	.88**	Select Medical Holdings Corporation 2005 Equity Incentive Plan, as amended and restated.
10	.89**	Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors, as amended and restated.

Exhibit
Number		Document

10	.90**	Select Medical Holdings Corporation Long Term Cash Incentive Plan, as amended.
10	.91**	First Amendment to Select Medical Holdings Corporation Long Term Cash Incentive Plan, dated as of August 20, 2008.
10	.92**	Second Amendment to Select Medical Holdings Corporation Long Term Cash Incentive Plan, dated as of August 12, 2009.
10	.93**	Second Amendment to Employment Agreement, dated as of October 26, 2001 between Select Medical Corporation and David W. Cross.
10	.94**	Third Amendment to Employment Agreement, dated as of November 1, 2002 between Select Medical Corporation and David W. Cross.
10	.95**	Fourth Amendment to Employment Agreement, dated as of December 31, 2003 between Select Medical Corporation and David W. Cross.
10	.96**	Amendment No. 6 to Employment Agreement between Select Medical Corporation and Rocco A. Ortenzio.
10	.97**	Amendment No. 6 to Employment Agreement between Select Medical Corporation and Robert A. Ortenzio.
10	.98**	Amendment No. 7 to Employment Agreement between Select Medical Corporation and Patricia A. Rice.
10	.99**	Sixth Amendment to Employment Agreement between Select Medical Corporation and David W. Cross.
10	.100**	Second Amendment to Change of Control Agreement between Select Medical Corporation and David W. Cross.
10	.101**	Third Amendment to Change of Control Agreement between Select Medical Corporation and Michael E. Tarvin.
10	.102**	Third Amendment to Change of Control Agreement between Select Medical Corporation and James J. Talalai.
10	.103**	Third Amendment to Change of Control Agreement between Select Medical Corporation and Scott A. Romberger.
10	.104**	Third Amendment to Change of Control Agreement between Select Medical Corporation and Martin F. Jackson.
10	.105**	Third Amendment to Change of Control Agreement between Select Medical Corporation and S. Frank Fritsch.
10.106		Amendment No. 1, dated as of September 26, 2005, to Credit Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Select Medical Corporation, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Syndication Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC Inc., as Co-Documentation Agents, incorporated by reference to Exhibit 10.2 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (Reg. No. 001-31441).
10.107		Amendment No. 2 and Waiver, dated as of March 19, 2007, to Credit Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Select Medical Corporation, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Syndication Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC Inc., as Co-Documentation Agents, incorporated by reference to Exhibit 10.1 of Select Medical Corporation’s Current Report on Form 8-K filed March 23, 2007 (Reg. No. 001-31441).

Exhibit
Number		Document

10.108		Incremental Facility Amendment, dated as of March 28, 2007, to Credit Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Select Medical Corporation, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Syndication Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC Inc., as Co-Documentation Agents, incorporated by reference to Exhibit 10.1 of Select Medical Corporation’s Current Report on Form 8-K filed March 30, 2007 (Reg. No. 001-31441).
10	.109**	Amendment No. 3, dated as of August 5, 2009, to Credit Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Select Medical Corporation, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Syndication Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC Inc., as Co-Documentation Agents.
10.110		Indenture governing 7 5/8% Senior Subordinated Notes due 2015 among Select Medical Corporation, the Guarantors named therein and U.S. Bank Trust National Association, dated February 24, 2005, incorporated by reference to Exhibit 4.4 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.111		Form of 7 5/8% Senior Subordinated Notes due 2015 (included in Exhibit 4.4), incorporated by reference to Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.112		Exchange and Registration Rights Agreement, dated as of February 24, 2005, by and among Select Medical Corporation, the Guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, CIBC World Markets Corp. and PNC Capital Markets, Inc., incorporated by reference to Exhibit 4.6 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.113		Registration Rights Agreement, dated as of February 24, 2005, between Select Medical Holdings Corporation, WCAS Capital Partners IV, L.P., Rocco A. Ortenzio, Robert A. Ortenzio, John M. Ortenzio, Martin J. Ortenzio, Martin J. Ortenzio Descendants Trust and Ortenzio Family Foundation, incorporated by reference to Exhibit 10.78 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.114		Indenture governing Senior Floating Rate Notes due 2015 among Select Medical Holdings Corporation and U.S. Bank Trust National Association, dated September 29, 2005, incorporated by reference to Exhibit 4.7 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.115		Form of Senior Floating Rate Notes due 2015 (included in Exhibit 4.7), incorporated by reference to Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.116		Exchange and Registration Rights Agreement, dated as of September 29, 2005, by and among Select Medical Holdings Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., incorporated by reference to Exhibit 4.9 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.117		10% Senior Subordinated Note due December 31, 2015 in favor of WCAS Capital Partners IV, L.P., amended and restated as of September 29, 2005, incorporated by reference to Exhibit 10.69 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.118		10% Senior Subordinated Note due December 31, 2015 in favor of Rocco A. Ortenzio, amended and restated as of September 29, 2005, incorporated by reference to Exhibit 10.70 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.119		10% Senior Subordinated Note due December 31, 2015 in favor of Robert A. Ortenzio, amended and restated as of September 29, 2005, incorporated by reference to Exhibit 10.71 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.120		10% Senior Subordinated Note due December 31, 2015 in favor of John M. Ortenzio, amended and restated as of September 29, 2005, incorporated by reference to Exhibit 10.72 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).

Exhibit
Number		Document

10.121		10% Senior Subordinated Note due December 31, 2015 in favor of Martin J. Ortenzio, amended and restated as of September 29, 2005, incorporated by reference to Exhibit 10.73 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.122		10% Senior Subordinated Note due December 31, 2015 in favor of Martin J. Ortenzio Descendants Trust, amended and restated as of September 29, 2005, incorporated by reference to Exhibit 10.74 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.123		10% Senior Subordinated Note due December 31, 2015 in favor of Ortenzio Family Foundation, amended and restated as of September 29, 2005, incorporated by reference to Exhibit 10.75 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.124		Letter Agreement, dated November 12, 2007, by and among Select Medical Corporation, SLMC Finance Corporation, Cedar Cliff Acquisition Corporation, CORA Health Services, Inc. and Brad C. Roush, as Stockholders’ Agent, incorporated by reference to Exhibit 99.1 of Select Medical Corporation’s Current Report on Form 8-K filed November 13, 2007 (Reg. No. 001-31441).
10.125		Letter Agreement, dated June 7, 2007, by and among Select Medical Corporation, Nexus Health Systems, Inc., Neurobehavioral Management Services L.L.C., and Nexus Health Inc, incorporated by reference to Exhibit 99.1 of Select Medical Corporation’s Current Report on Form 8-K filed June 8, 2007 (Reg. No. 001-31441).
21	.1**	Subsidiaries of Select Medical Holdings Corporation.
23	.1**	Consent of PricewaterhouseCoopers LLP.
23.2		Consent of Dechert LLP (included in Exhibit 5.1).
24	.1**	Powers of Attorney (see signature pages to Amendment No. 1 to the Registration Statement).
24	.2**	Power of Attorney for James S. Ely III.

*	To be filed by amendment.

**	Previously filed.

(b) Financial Statement Schedule

See the Index to Financial Statements included on page F-1 for a list of the financial statements included in this registration statement.

All schedules not identified above have been omitted because they are not required, are not applicable or the information is included in the selected consolidated financial data or notes contained in this registration statement.

Item 17.	Undertakings.

a. The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

b. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

c. The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mechanicsburg, Commonwealth of Pennsylvania, on September 18, 2009.

SELECT MEDICAL HOLDINGS CORPORATION

By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Rocco A. Ortenzio	Director and Executive Chairman	September 18, 2009

* Robert A Ortenzio	Director and Chief Executive Officer (principal executive officer)	September 18, 2009

* Martin F. Jackson	Executive Vice President and Chief Financial Officer (principal financial officer)	September 18, 2009

* Scott A. Romberger	Senior Vice President, Controller and Chief Accounting Officer (principal accounting officer)	September 18, 2009

* Russell L. Carson	Director	September 18, 2009

* David S. Chernow	Director	September 18, 2009

* Bryan C. Cressey	Director	September 18, 2009

* James E. Dalton, Jr.	Director	September 18, 2009

Signature		Title	Date

* James S. Ely III		Director	September 18, 2009

* Thomas A. Scully		Director	September 18, 2009

* Leopold Swergold		Director	September 18, 2009

* Sean M. Traynor		Director	September 18, 2009

*By	/s/ Michael E. Tarvin Name: Michael E. Tarvin Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Document

1.1	Form of Underwriting Agreement.
2.1	Stock Purchase Agreement, dated as of January 27, 2007, between HealthSouth Corporation and Select Medical Corporation, incorporated by reference to Exhibit 2.1 of Select Medical Corporation’s Current Report on Form 8-K filed January 30, 2007 (Reg. No. 001-31441).
2.2	Letter Agreement, dated as of May 1, 2007, between HealthSouth Corporation and Select Medical Corporation, incorporated by reference to Exhibit 2.2 of Select Medical Corporation’s Current Report on Form 8-K filed May 7, 2007 (Reg. No. 001-31441).
2.3	Acquisition Agreement, dated as of December 23, 2005, between Select Medical Corporation, SLMC Finance Corporation and Callisto Capital L.P., incorporated by reference to Exhibit 2.1 of Select Medical Corporation’s Current Report on Form 8-K filed December 28, 2005 (Reg. No. 001-31441).
2.4	Amendment to Acquisition Agreement, dated as of February 9, 2006, among Select Medical Corporation, SLMC Finance Corporation, Callisto Capital L.P. and Canadian Back Institute Limited, incorporated by reference to Exhibit 2.1 of Select Medical Corporation’s Current Report on Form 8-K filed February 10, 2006 (Reg. No. 001-31441).
3.3	Restated Certificate of Incorporation of Select Medical Holdings Corporation.
3.4	Amended and Restated Bylaws of Select Medical Holdings Corporation.
4.1	Registration Rights Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Welsh, Carson, Anderson & Stowe IX, L.P., WCAS Capital Partners IV, L.P., each of the entities and individuals listed on Schedule I thereto and each of the other entities and individuals from time to time listed on Schedule II thereto, incorporated by reference to Exhibit 10.77 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
5.1	Opinion of Dechert LLP.
10.1	Credit Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Select Medical Corporation, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Syndication Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC Inc., as Co-Documentation Agents, incorporated by reference to Exhibit 10.1 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.2	Guarantee and Collateral Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Select Medical Corporation, the Subsidiaries of Select Medical Corporation identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent, incorporated by reference to Exhibit 10.2 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.3	Amended and Restated Senior Management Agreement, dated as of May 7, 1997, between Select Medical Corporation, John Ortenzio, Martin Ortenzio, Select Investments II, Select Partners, L.P. and Rocco Ortenzio, incorporated by reference to Exhibit 10.34 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.4	Amendment No. 1, dated as of January 1, 2000, to Amended and Restated Senior Management Agreement, dated as of May 7, 1997, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.35 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.5	Employment Agreement, dated as of March 1, 2000, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.16 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.6	Amendment No. 1 to Employment Agreement, dated as of August 8, 2000, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.17 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).

Exhibit
Number		Document

10.7		Amendment No. 2 to Employment Agreement, dated as of February 23, 2001, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.47 of Select Medical Corporation’s Registration Statement on Form S-1 filed March 30, 2001 (Reg. No. 333-48856).
10.8		Amendment No. 3 to Employment Agreement, dated as of April 24, 2001, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.50 of Select Medical Corporation’s Registration Statement on Form S-4 filed June 26, 2001 (Reg. No. 333-63828).
10.9		Amendment No. 4 to Employment Agreement, dated as of September 17, 2001, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.52 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.10		Amendment No. 5 to Employment Agreement, dated as of February 24, 2005, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.10 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10	.11**	Restricted Stock Award Agreement, dated as of February 24, 2005, between Select Medical Holdings Corporation and Rocco A. Ortenzio.
10	.12**	Restricted Stock Award Agreement, dated as of November 8, 2005, between Select Medical Holdings Corporation and Rocco A. Ortenzio.
10.13		Employment Agreement, dated as of March 1, 2000, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.14 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.14		Amendment No. 1 to Employment Agreement, dated as of August 8, 2000, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.15 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.15		Amendment No. 2 to Employment Agreement, dated as of February 23, 2001, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.48 of Select Medical Corporation’s Registration Statement on Form S-1 filed March 30, 2001 (Reg. No. 333-48856).
10.16		Amendment No. 3 to Employment Agreement, dated as of September 17, 2001, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.53 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.17		Amendment No. 4 to Employment Agreement, dated as of December 10, 2004, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 99.3 of Select Medical Corporation’s Current Report on Form 8-K filed December 16, 2004 (Reg. No. 001-31441).
10.18		Amendment No. 5 to Employment Agreement, dated as of February 24, 2005, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.16 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10	.19**	Restricted Stock Award Agreement, dated as of February 24, 2005, between Select Medical Holdings Corporation and Robert A. Ortenzio.
10	.20**	Restricted Stock Award Agreement, dated as of November 8, 2005, between Select Medical Holdings Corporation and Robert A. Ortenzio.
10.21		Employment Agreement, dated as of March 1, 2000, between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.19 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.22		Amendment No. 1 to Employment Agreement, dated as of August 8, 2000, between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.20 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).

Exhibit
Number		Document

10.23		Amendment No. 2 to Employment Agreement, dated as of February 23, 2001, between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.49 of Select Medical Corporation’s Registration Statement on Form S-1 filed March 30, 2001 (Reg. No. 333-48856).
10.24		Amendment No. 3 to Employment Agreement, dated as of December 10, 2004, between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 99.2 of Select Medical Corporation’s Current Report on Form 8-K filed December 16, 2004 (Reg. No. 001-31441).
10.25		Amendment No. 4 to Employment Agreement, dated as of February 24, 2005, between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.21 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.26		Amendment No. 5 to Employment Agreement, dated as of April 27, 2005, between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.46 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10	.27**	Amendment No. 6 to Employment Agreement, dated as of February 13, 2008, between Select Medical Corporation and Patricia A. Rice.
10	.28**	Restricted Stock Award Agreement, dated as of February 24, 2005, between Select Medical Corporation and Patricia A. Rice.
10	.29**	Amendment No. 1 to Restricted Stock Award Agreement, dated as of February 13, 2008, between Select Medical Corporation and Patricia A. Rice.
10.30		Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.11 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.31		Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.52 of Select Medical Corporation’s Registration Statement on Form S-1 filed March 30, 2001 (Reg. No. 333-48856).
10.32		Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.24 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10	.33**	Restricted Stock Award Agreement, dated as of February 24, 2005, between Select Medical Holdings Corporation and Martin F. Jackson.
10.34		Employment Agreement, dated as of December 16, 1998, between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.8 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.35		First Amendment to Employment Agreement, dated as of October 15, 2000, between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.33 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.36		Change of Control Agreement, dated as of November 21, 2001, between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.61 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.37		Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.28 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.38		Other Senior Management Agreement, dated as of June 2, 1997, between Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.9 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.39		Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.10 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).

Exhibit
Number		Document

10.40		Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.53 of Select Medical Corporation’s Registration Statement on Form S-1 filed March 30, 2001 (Reg. No. 333-48856).
10.41		Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.32 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10	.42**	Restricted Stock Award Agreement, dated as of February 24, 2005, between Select Medical Holdings Corporation and S. Frank Fritsch.
10.43		Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.58 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.44		Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.59 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.45		Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.35 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.46		Other Senior Management Agreement, dated as of March 28, 1997, between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.21 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.47		Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.22 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.48		Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.54 of Select Medical Corporation’s Registration Statement on Form S-1 filed March 30, 2001 (Reg. No. 333-48856).
10.49		Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.39 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.50		Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.56 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.51		Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.57 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.52		Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.42 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.53		Fifth Amendment to Employment Agreement, dated as of April 18, 2005, between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.43 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10	.54**	Form of Unit Award Agreement.
10.55		Consulting Agreement, dated as of January 1, 2004, between Select Medical Corporation and Thomas A. Scully, incorporated by reference to Exhibit 10.1 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 (Reg. No. 001-31441).

Exhibit
Number		Document

10.56		First Amendment to Consulting Agreement, dated as of April 18, 2005, between Select Medical Corporation and Thomas A. Scully, incorporated by reference to Exhibit 10.45 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.57		Office Lease Agreement, dated as of May 18, 1999, between Select Medical Corporation and Old Gettysburg Associates, incorporated by reference to Exhibit 10.24 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.58		First Addendum to Lease Agreement, dated as of June 1999, between Select Medical Corporation and Old Gettysburg Associates, incorporated by reference to Exhibit 10.25 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.59		Second Addendum to Lease Agreement, dated as of February 1, 2000, between Select Medical Corporation and Old Gettysburg Associates, incorporated by reference to Exhibit 10.26 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.60		Third Addendum to Lease Agreement, dated as of May 17, 2001, between Select Medical Corporation and Old Gettysburg Associates, incorporated by reference to Exhibit 10.52 of Select Medical Corporation’s Registration Statement on Form S-4 filed June 26, 2001 (Reg. No. 333-63828).
10.61		Fourth Addendum to Lease Agreement, dated as of September 1, 2001, by and between Old Gettysburg Associates and Select Medical Corporation, incorporated by reference to Exhibit 10.54 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.62		Fifth Addendum to Lease Agreement, dated as of February 19, 2004, by and between Old Gettysburg Associates and Select Medical Corporation, incorporated by reference to Exhibit 10.59 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10	.63**	Sixth Addendum to Lease Agreement, dated as of April 25, 2008, by and between Old Gettysburg Associates and Select Medical Corporation.
10.64		Office Lease Agreement, dated as of June 17, 1999, between Select Medical Corporation and Old Gettysburg Associates III, incorporated by reference to Exhibit 10.27 of Select Medical Corporation’s Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10	.65**	First Addendum to Lease Agreement, dated as of April 25, 2008, between Old Gettysburg Associates III and Select Medical Corporation.
10.66		Office Lease Agreement, dated as of May 15, 2001, by and between Select Medical Corporation and Old Gettysburg Associates II, incorporated by reference to Exhibit 10.53 of Select Medical Corporation’s Registration Statement on Form S-4 filed June 26, 2001 (Reg. No. 333-63828).
10.67		First Addendum to Lease Agreement, dated as of February 26, 2002, by and between Old Gettysburg Associates II and Select Medical Corporation, incorporated by reference to Exhibit 10.2 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (Reg. No. 000-32499).
10.68		Second Addendum to Lease Agreement, dated as of February 26, 2002, by and between Old Gettysburg Associates II and Select Medical Corporation, incorporated by reference to Exhibit 10.3 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (Reg. No. 000-32499).
10.69		Third Addendum to Lease Agreement, dated as of February 26, 2002, by and between Old Gettysburg Associates II and Select Medical Corporation, incorporated by reference to Exhibit 10.4 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (Reg. No. 000-32499).
10	.70**	Fourth Addendum to Lease Agreement, dated as of October 1, 2008, by and between Old Gettysburg Associates II and Select Medical Corporaton.

Exhibit
Number		Document

10	.71**	Fifth Addendum to Lease Agreement, dated April 13, 2009, by and between Old Gettysburg Associates II and Select Medical Corporation.
10.72		Office Lease Agreement, dated as of October 29, 2003, by and between Select Medical Corporation and Old Gettysburg Associates, incorporated by reference to Exhibit 10.74 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Reg. No. 001-31441).
10	.73**	First Addendum to Lease Agreement, dated November 1, 2008, by and between Select Medical Corporation and Old Gettysburg Associates.
10	.74**	Second Addendum to Lease Agreement, dated April 13, 2009, by and between Select Medical Corporation and Old Gettysburg Associates.
10.75		Office Lease Agreement, dated as of October 29, 2003, by and between Select Medical Corporation and Old Gettysburg Associates II, incorporated by reference to Exhibit 10.75 of Select Medical Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Reg. No. 001-31441).
10	.76**	First Addendum to Lease Agreement, dated October 1, 2008, by and between Select Medical Corporation and Old Gettysburg Associates II.
10	.77**	Second Addendum to Lease Agreement, dated April 13, 2009, by and between Select Medical Corporation and Old Gettysburg Associates II, LP.
10.78		Office Lease Agreement, dated as of March 19, 2004, by and between Select Medical Corporation and Old Gettysburg Associates II, incorporated by reference to Exhibit 10.3 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 (Reg. No. 001-31441).
10.79		Office Lease Agreement, dated as of March 19, 2004, by and between Select Medical Corporation and Old Gettysburg Associates, incorporated by reference to Exhibit 10.4 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 (Reg. No. 001-31441).
10	.80**	First Addendum to Lease Agreement, dated March 6, 2009, by and between Old Gettysburg Associates II, LP and Select Medical Corporation.
10	.81**	Second Addendum to Lease Agreement, dated April 13, 2009, by and between Old Gettysburg Associates II, LP and Select Medical Corporation.
10.82		Office Lease Agreement, dated August 25, 2006, between Old Gettysburg Associates IV, L.P. and Select Medical Corporation, incorporated by reference to Exhibit 10.1 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (Reg. No. 001-31441).
10.83		Office Lease Agreement, dated August 10, 2005, among Old Gettysburg Associates II and Select Medical Corporation, incorporated by reference to Exhibit 10.1 of Select Medical Corporation’s Current Report on Form 8-K filed August 16, 2005 (Reg. No. 001-31441).
10	.84**	First Addendum to Lease Agreement, dated April 13, 2009, by and between Old Gettysburg Associates II and Select Medical Corporation.
10	.85**	Office Lease Agreement, dated October 5, 2006, by and between Select Medical Corporation and Old Gettysburg Associates.
10.86		Naming, Promotional and Sponsorship Agreement, dated as of October 1, 1997, between NovaCare, Inc. and the Philadelphia Eagles Limited Partnership, assumed by Select Medical Corporation in a Consent and Assumption Agreement dated November 19, 1999 by and among NovaCare, Inc., Select Medical Corporation and the Philadelphia Eagles Limited Partnership, incorporated by reference to Exhibit 10.36 of Select Medical Corporation’s Registration Statement on Form S-1 filed December 7, 2000 (Reg. No. 333-48856).
10.87		First Amendment to Naming, Promotional and Sponsorship Agreement, dated as of January 1, 2004, between Select Medical Corporation and Philadelphia Eagles, LLC, incorporated by reference to Exhibit 10.63 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10	.88**	Select Medical Holdings Corporation 2005 Equity Incentive Plan, as amended and restated.

Exhibit
Number		Document

10	.89**	Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors, as amended and restated.
10	.90**	Select Medical Holdings Corporation Long Term Cash Incentive Plan, as amended.
10	.91**	First Amendment to Select Medical Holdings Corporation Long Term Cash Incentive Plan, dated as of August 20, 2008.
10	.92**	Second Amendment to Select Medical Holdings Corporation Long Term Cash Incentive Plan, dated as of August 12, 2009.
10	.93**	Second Amendment to Employment Agreement, dated as of October 26, 2001 between Select Medical Corporation and David W. Cross.
10	.94**	Third Amendment to Employment Agreement, dated as of November 1, 2002 between Select Medical Corporation and David W. Cross.
10	.95**	Fourth Amendment to Employment Agreement, dated as of December 31, 2003 between Select Medical Corporation and David W. Cross.
10	.96**	Amendment No. 6 to Employment Agreement between Select Medical Corporation and Rocco A. Ortenzio.
10	.97**	Amendment No. 6 to Employment Agreement between Select Medical Corporation and Robert A. Ortenzio.
10	.98**	Amendment No. 7 to Employment Agreement between Select Medical Corporation and Patricia A. Rice.
10	.99**	Sixth Amendment to Employment Agreement between Select Medical Corporation and David W. Cross.
10	.100**	Second Amendment to Change of Control Agreement between Select Medical Corporation and David W. Cross.
10	.101**	Third Amendment to Change of Control Agreement between Select Medical Corporation and Michael E. Tarvin.
10	.102**	Third Amendment to Change of Control Agreement between Select Medical Corporation and James J. Talalai.
10	.103**	Third Amendment to Change of Control Agreement between Select Medical Corporation and Scott A. Romberger.
10	.104**	Third Amendment to Change of Control Agreement between Select Medical Corporation and Martin F. Jackson.
10	.105**	Third Amendment to Change of Control Agreement between Select Medical Corporation and S. Frank Fritsch.
10.106		Amendment No. 1, dated as of September 26, 2005, to Credit Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Select Medical Corporation, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Syndication Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC Inc., as Co-Documentation Agents, incorporated by reference to Exhibit 10.2 of Select Medical Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (Reg. No. 001-31441).
10.107		Amendment No. 2 and Waiver, dated as of March 19, 2007, to Credit Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Select Medical Corporation, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Syndication Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC Inc., as Co-Documentation Agents, incorporated by reference to Exhibit 10.1 of Select Medical Corporation’s Current Report on Form 8-K filed March 23, 2007 (Reg. No. 001-31441).
10.108		Incremental Facility Amendment, dated as of March 28, 2007, to Credit Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Select Medical Corporation, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Syndication Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC Inc., as Co-Documentation Agents, incorporated by reference to Exhibit 10.1 of Select Medical Corporation’s Current Report on Form 8-K filed March 30, 2007 (Reg. No. 001-31441).

Exhibit
Number		Document

10	.109**	Amendment No. 3, dated as of August 5, 2009, to Credit Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Select Medical Corporation, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Syndication Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC Inc., as Co-Documentation Agents.
10.110		Indenture governing 7 5/8% Senior Subordinated Notes due 2015 among Select Medical Corporation, the Guarantors named therein and U.S. Bank Trust National Association, dated February 24, 2005, incorporated by reference to Exhibit 4.4 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.111		Form of 7 5/8% Senior Subordinated Notes due 2015 (included in Exhibit 4.4), incorporated by reference to Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.112		Exchange and Registration Rights Agreement, dated as of February 24, 2005, by and among Select Medical Corporation, the Guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, CIBC World Markets Corp. and PNC Capital Markets, Inc., incorporated by reference to Exhibit 4.6 of Select Medical Corporation’s Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.113		Registration Rights Agreement, dated as of February 24, 2005, between Select Medical Holdings Corporation, WCAS Capital Partners IV, L.P., Rocco A. Ortenzio, Robert A. Ortenzio, John M. Ortenzio, Martin J. Ortenzio, Martin J. Ortenzio Descendants Trust and Ortenzio Family Foundation, incorporated by reference to Exhibit 10.78 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.114		Indenture governing Senior Floating Rate Notes due 2015 among Select Medical Holdings Corporation and U.S. Bank Trust National Association, dated September 29, 2005, incorporated by reference to Exhibit 4.7 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.115		Form of Senior Floating Rate Notes due 2015 (included in Exhibit 4.7), incorporated by reference to Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.116		Exchange and Registration Rights Agreement, dated as of September 29, 2005, by and among Select Medical Holdings Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., incorporated by reference to Exhibit 4.9 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.117		10% Senior Subordinated Note due December 31, 2015 in favor of WCAS Capital Partners IV, L.P., amended and restated as of September 29, 2005, incorporated by reference to Exhibit 10.69 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.118		10% Senior Subordinated Note due December 31, 2015 in favor of Rocco A. Ortenzio, amended and restated as of September 29, 2005, incorporated by reference to Exhibit 10.70 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.119		10% Senior Subordinated Note due December 31, 2015 in favor of Robert A. Ortenzio, amended and restated as of September 29, 2005, incorporated by reference to Exhibit 10.71 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.120		10% Senior Subordinated Note due December 31, 2015 in favor of John M. Ortenzio, amended and restated as of September 29, 2005, incorporated by reference to Exhibit 10.72 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.121		10% Senior Subordinated Note due December 31, 2015 in favor of Martin J. Ortenzio, amended and restated as of September 29, 2005, incorporated by reference to Exhibit 10.73 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.122		10% Senior Subordinated Note due December 31, 2015 in favor of Martin J. Ortenzio Descendants Trust, amended and restated as of September 29, 2005, incorporated by reference to Exhibit 10.74 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).

Exhibit
Number		Document

10.123		10% Senior Subordinated Note due December 31, 2015 in favor of Ortenzio Family Foundation, amended and restated as of September 29, 2005, incorporated by reference to Exhibit 10.75 of Select Medical Holdings Corporation’s Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
10.124		Letter Agreement, dated November 12, 2007, by and among Select Medical Corporation, SLMC Finance Corporation, Cedar Cliff Acquisition Corporation, CORA Health Services, Inc. and Brad C. Roush, as Stockholders’ Agent, incorporated by reference to Exhibit 99.1 of Select Medical Corporation’s Current Report on Form 8-K filed November 13, 2007 (Reg. No. 001-31441).
10.125		Letter Agreement, dated June 7, 2007, by and among Select Medical Corporation, Nexus Health Systems, Inc., Neurobehavioral Management Services L.L.C., and Nexus Health Inc, incorporated by reference to Exhibit 99.1 of Select Medical Corporation’s Current Report on Form 8-K filed June 8, 2007 (Reg. No. 001-31441).
21	.1**	Subsidiaries of Select Medical Holdings Corporation.
23	.1**	Consent of PricewaterhouseCoopers LLP.
23.2		Consent of Dechert LLP (included in Exhibit 5.1).
24	.1**	Powers of Attorney (see signature pages to Amendment No. 1 to the Registration Statement).
24	.2**	Power of Attorney for James S. Ely III.

*  To be filed by amendment.
** Previously filed.